Exhibit 10.27

PLEDGE AND SECURITY AGREEMENT

This Pledge and Security Agreement (this "Agreement") is made effective as of _______________, 2009 ("Effective Date"), by and between Kai Patterson, an individual ("Pledgor"), and John Thomas Financial, Inc., a New York corporation ("JTF"), in its capacity as representative of the Investors, as hereinafter defined.

RECITALS:

A. The Pledgor is the Chief Executive Officer and a principal stockholder of Amber Ready, Inc., a Nevada corporation (the “Company”).

B. The Company is desirous of concluding a private offering of its secured three year convertible promissory notes (the “Convertible Notes”) to a number of “accredited investors” (the “Investors”), as such term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended.

C. To induce the Investors to purchase the Convertible Notes, the Pledgor has agreed to guarantee the attainment by the Company of a certain Target, as hereinafter defined, pursuant to a guarantee of even date herewith (the “Guarantee”) and to grant a security interest in the Pledged Securities, as hereinafter defined, to secure the attainment of the Target.

D. It is a condition precedent to the effectiveness of the Investors’ subscriptions for Convertible Notes that this Agreement shall have been executed and delivered by Pledgor and shall be in full force and effect; and

E. Pledgor has determined that Pledgor's execution, delivery and performance of this Agreement may reasonably be expected to provide substantial benefit to Pledgor, directly or indirectly, and to be in the best interests of Pledgor.

NOW, THEREFORE, FOR VALUE RECEIVED, the sufficiency of which is acknowledged by the parties, the parties hereto agree as follows:

ARTICLE I.
SECURITY INTEREST AND PLEDGE

Section 1.01 DEFINED TERMS AND RELATED MATTERS.

(a) Capitalized terms used and not otherwise defined herein that are defined in the Convertible Note shall have the meanings specified therein.  Capitalized terms used and not otherwise defined herein or in the Convertible Note that are defined in the Guarantee shall have the meanings specified therein.  Terms defined in the singular include the plural and terms defined in the plural include the singular.

(b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(c) Unless otherwise defined herein or in the Purchase Agreement, the terms defined in Articles 8 and 9 of the Uniform Commercial Code as enacted in the State of New York as in effect from time to time (the "Code"), are used herein as therein defined.

(d) "Pledged Securities" means 13,814,000 shares of the common stock, $0.0001 par value per share (the “Common Stock”), owned by Pledgor.  The certificate number(s) and other information with respect to the Pledged Securities are set forth on Schedule A to this Agreement.

Section 1.02 SECURITY INTEREST AND PLEDGE.  Subject to the terms of this Agreement, Pledgor hereby pledges and delivers to JTF, and hereby grants to JTF, a lien on and security interest all of Pledgor's rights, titles, interests and privileges in and with respect to the Pledged Securities, including, without limitation: (a) all certificates or instruments representing Pledged Securities and all proceeds, income and profits thereon, and all interest, dividends and other payments, property, revenues, and distributions with respect thereto; (b) all proceeds received or receivable by Pledgor in cash, stock or otherwise, from any recapitalization, reclassification, merger, dissolution, liquidation or other termination of the existence of the Company relating to the Pledged Securities; and (c) all other proceeds or assets received or receivable by Pledgor in respect of its status as a stockholder of the Company with respect to the Pledged Securities (all such property, collectively, the "Collateral"); provided, that the inclusion of proceeds in this Agreement does not authorize Pledgor to sell, dispose of or otherwise use the Collateral in any manner not specifically authorized hereby.  All certificates representing the Pledged Securities shall be deposited into escrow pursuant to the Escrow Agreement (the “Escrow Agreement”) being executed simultaneously herewith.

Section 1.03 OBLIGATIONS SECURED.

(a) This Agreement secures: (i) the addition by the Company, at any time within 18 months after the closing of the Minimum Offering (the “Measuring Date”), of 500,000 new Qualified Subscribers (as hereinafter defined) and (ii) the Company being Cash Flow Positive (as hereinafter defined) no later than the Measuring Date (the addition of such minimum number of new Qualified Subscribers and the Company being Cash Flow Positive no later than the Measuring Date are collectively referred to as the “Target”) (the Company’s obligation to attain such Target is sometimes referred to as the "Obligations").  A Qualified Subscriber shall mean a subscriber for the Company’s services who has paid at least $25.00 to the Company during the 18 months preceding the Measuring Date.  The Company being “Cash Flow Positive” no later than the Measuring Date shall mean that during any three month period prior to the Measuring Date, the Company’s business, operated in the ordinary course consistent with past practice, has generated cash receipts during such period in excess of the Company’s cash disbursements during such period.

(b) No later than 30 days following the Measuring Date, the Company shall deliver to JTF, as representative of the Investors, a certificate (the “Certificate”) signed by the Pledgor, in his capacity as the Company’s Chief Executive Officer, and by the Company’s Chief Financial Officer, certifying that the Company has timely attained the Target.  The Certificate shall be accompanied by (i) a copy of a report from the Company’s independent auditors wherein the auditors, based upon a review of the Company’s records, confirm that the Target has been timely attained by the Company and (ii) such additional supporting documentation as JTF shall reasonably request.  If within 15 days following receipt of the Certificate and the other supporting documentation, JTF does not deliver to the Company a notice (the “Notice”) disputing the Company’s timely attainment of the Target, the Company shall be deemed to have timely attained the Target.  If TJF shall deliver a Notice to the Company, the matter shall be referred to an independent firm of public accountants mutually agreed by the Company and TJF, whose decision shall be final and binding on the parties.  The fees charged by independent firm of public accountants shall be paid by the non-prevailing party.  If the Company fails to deliver to TJF a Certificate within 30 days following the Measuring Date, it shall be deemed that the Company has failed to timely attain the Target.

Section 1.04 FORMALITIES.  (a) All certificates and instruments representing the Pledged Securities have been, or, in the case of all Pledged Securities hereafter acquired, immediately upon acquisition shall be, delivered to and shall be held by or on behalf of JTF pursuant hereto in suitable form for transfer by delivery, or accompanied by undated stock powers or other instruments of transfer or assignment, duly executed in blank, all in form and substance satisfactory to JTF (“Transfer Documents”).

(b) Notwithstanding anything to the contrary contained in clause (a) above, if any Pledged Securities (whether now owned or hereafter acquired) are uncertificated securities, Pledgor shall promptly notify JTF thereof, and shall promptly take all actions required to perfect the security interest of JTF under applicable law (including, in any event, under the provisions of Article 8 or 9 of the Code, if applicable).  Pledgor further agrees to take such actions as JTF deems necessary or desirable to effect the foregoing and to permit JTF to exercise any of its rights and remedies hereunder, and agrees, promptly upon the request of JTF, to provide an opinion of counsel, in form and substance satisfactory to JTF, as to the validity and enforceability of the security interest created by this Agreement with respect to such uncertificated securities, the perfection of JTF's security interest therein and such other matters as may be reasonably requested by JTF.

(c) JTF shall have the right, at any time in its reasonable discretion and without notice to Pledgor, to (i) transfer to any of its nominees any or all of the Collateral, subject only to the revocable rights set forth in Section 4.01 hereof and applicable law, and (ii) so long as an Event of Default shall have occurred and be continuing, to register any or all of the Collateral in its own name.  In addition, JTF shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

(d) The Pledgor hereby authorizes JTF, at the expense of Pledgor (including the fees and expenses of counsel to JTF), to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of Pledgor where permitted by law.  A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.  Pledgor understands and agrees that even though JTF has no obligation to do so, with respect to any financing statement, JTF intends to file (at the expense of Pledgor, including the fees and expenses of counsel to JTF) any continuation statement or amendment where failure to so file could reasonably be expected to result in the lapse of such financing statement at any time within three months of any such proposed filing.

ARTICLE II.
REPRESENTATIONS AND WARRANTIES

Section 2.01 REPRESENTATIONS AND WARRANTIES.  Pledgor represents, warrants, and covenants to JTF as follows:

(a) The Pledged Securities outstanding on the date hereof: (i) have been duly and validly issued and are fully paid and non-assessable; and (iii) are subject to no options, warrants, calls or commitments of any character whatsoever relating thereto.

(b) Any instruments of transfer or assignment relating to certificates representing or evidencing the Pledged Securities, executed in blank and delivered by Pledgor to JTF herewith, have been duly executed by Pledgor and vest in JTF the authority that they purport to confer.

(c) Upon (i) the pledge, assignment and delivery to JTF by Pledgor of the Collateral pursuant to this Agreement and (ii) the filing of UCC 1 financing statements and other necessary or appropriate registrations and recordings in the Office of the Secretary of State of the State of New Jersey, all filings, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the security interest granted by Pledgor to JTF hereby in respect of the Collateral will have been accomplished, and the security interest granted by Pledgor to JTF pursuant to this Agreement in and to the Collateral will constitute a perfected security interest therein superior and prior to the rights of all other Persons therein and subject to no other liens and security interests (other than the liens and security interests created hereunder), and will be entitled to all the rights, priorities and benefits afforded by the Code or other relevant law as enacted  in any relevant jurisdiction to perfected security interests.

(d) The principal place of business of Pledgor and the sole location where the records of Pledgor with respect to the Collateral are kept are located at 101 Roundhill Drive 2nd Floor, Rockaway, New Jersey 07866.  Pledgor shall not move such location of records unless (i) it shall have given to JTF not less than 5 days' prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as JTF may reasonably request and (ii) with respect to such new location, it shall have taken all action required by Sections 1.04, 2.01, and 3.04 with respect to such new jurisdiction and all other action, reasonably satisfactory to JTF, to maintain the security interest of JTF in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

(e) Pledgor is the legal and beneficial owner of the Collateral free and clear of any lien or security interest (except the liens and security interests), and Pledgor has not sold, granted any option with respect to, assigned, transferred or otherwise disposed of any of its rights or interests in or to such Collateral.

(f) No effective financing statement or other document similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of JTF relating to this Agreement, and Pledgor has not authorized the filing of any such financing statement or other document.  Pledgor will not, without the prior written consent of JTF, authorize or authenticate any such financing statements after the date hereof, and there will not ever be on file in any public office, any enforceable financing statement or statements covering any or all of the Collateral, except financing statements filed or to be filed in favor of JTF.

(g) No consent, authorization, approval or other action by, and no notice to or filing with, any governmental authority or any other Person is required: (i) for the valid execution, delivery and performance by Pledgor of this Agreement, the Guarantee or the Escrow Agreement, as hereinafter defined; (ii) for the pledge by Pledgor of a security interest in the Collateral or for the granting, perfection and maintenance of the liens and security interests created hereby and the first priority nature of such liens and security interests (other than the timely and proper filing of financing statements and continuation statements related thereto); or (iii) for the exercise by JTF of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally).

(h) This Agreement, the Guarantee and the Escrow Agreement have been duly authorized, executed and delivered by Pledgor and constitute legal, valid and binding obligations of Pledgor, enforceable against Pledgor in accordance with their respective terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by equitable principles (regardless of whether enforcement is sought in equity or at law).

(i) The execution, delivery and performance of this Agreement, the Guarantee and the Escrow Agreement is not in conflict with and does not violate any instrument or agreement to which Pledgor is a party or by which Pledgor is bound.

(j) Pledgor covenants and agrees that it will defend JTF's right, title and security interest in and to the Collateral and the proceeds thereof against the claims and demands of all persons whomsoever, and Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged by Pledgor to JTF as Collateral hereunder and will likewise defend the right thereto and the security interest therein of the Secured  Party.

(k) None of the Pledged Securities is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against Pledgor by any Person with respect thereto.

(l) Except as permitted by JTF, Pledgor will not sell, assign, or otherwise dispose of, grant any option with respect to, or pledge, grant a security interest in or otherwise encumber any of the Collateral or any interest therein, or suffer any of the same to exist, and any sale, assignment, option, pledge, security interest or other encumbrance or disposition of any nature whatsoever made in violation of this covenant shall be a nullity and of no force and effect, and upon demand of JTF, shall forthwith be canceled or satisfied by an appropriate instrument in writing.

(m) Pledgor shall give JTF prompt notice of any claim relating to the Collateral.  Pledgor shall deliver to JTF a copy of each written demand, notice or document received by it which may adversely affect JTF's interest in the Collateral promptly upon, but in any event within five days after, Pledgor's receipt thereof.

The representations and warranties set forth in this Section 2.01 shall survive the execution and delivery of this Agreement.

ARTICLE III.
AFFIRMATIVE AND NEGATIVE COVENANTS

Pledgor covenants and agrees with JTF that until the Obligations are satisfied and performed in full:

Section 3.01 ENCUMBRANCES.  Pledgor shall not create, permit, or suffer to exist, and shall defend the Collateral against, any lien, security interest, or other encumbrance on the Collateral except the pledge and security interest of JTF hereunder, and shall defend Pledgor's rights in the Collateral and JTF’s security interest in the Collateral against the claims of all persons.

Section 3.02 SALE OF COLLATERAL.  Pledgor shall not sell, assign, or otherwise dispose of the Collateral or any part thereof without the prior written consent of JTF.

Section 3.03 FURTHER ASSURANCES.  (a) At any time and from time to time, upon the request of JTF, and at the sole expense of Pledgor, Pledgor shall promptly execute and deliver all such further instruments and documents and take such further action as JTF may deem necessary or desirable to preserve and perfect its security interest in the Collateral and carry out the provisions and purposes of this Agreement, including, without limitation, the execution and/or filing of such financing statements as JTF may require (and any such filing is hereby authorized by Pledgor).  A carbon, photographic, or other reproduction of this Agreement or of any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement and may be filed as a financing statement.

(b) In addition to performing its obligations under Section 3.04 (a) above, Pledgor will, upon acquiring any additional Pledged Securities, promptly (and in any event within ten days) deliver to JTF a Supplement to Pledge Agreement, duly executed by such Pledgor (each, a "Supplement to Pledge Agreement"), identifying such additional Pledged Securities.  Pledgor hereby authorizes JTF to attach each Supplement to Pledge Agreement to this Agreement and agrees that all additional Pledged Securities listed on any Supplement to Pledge Agreement (including any schedules(s) thereto) delivered to JTF shall for all purposes hereunder constitute Collateral.  Pledgor will, at the request of JTF, deliver an opinion of counsel, in form and substance reasonably satisfactory to JTF, as to the validity and perfection of the security interest granted in the Collateral identified in any Supplement to Pledge Agreement (including any schedule(s) thereto) and the proceeds thereof.

Section 3.04 OBLIGATIONS.  Pledgor shall duly and punctually pay and perform the Obligations, including without limitation, the obligations of Pledgor under this Agreement.

Section 3.05 NOTIFICATION.  Pledgor shall promptly notify JTF of (i) any lien, security interest, encumbrance or claim made or threatened against the Collateral, (ii) any material change in the Collateral, including, without limitation, any material decrease in the value of the Collateral, and (iii) the occurrence or existence of any Event of Default (hereinafter defined) or the occurrence or existence of any condition or event that, with the giving of notice or lapse of time or both, would be an Event of Default.

Section 3.06 COMPLIANCE WITH LAWS.  Pledgor shall comply with all applicable laws, rules, regulations, and orders of any court or governmental authority.

ARTICLE IV.
RIGHTS OF JTF AND PLEDGOR

Section 4.01 VOTING RIGHTS.  So long as no Event of Default shall have occurred and be continuing and this Agreement is in force and effect, Pledgor shall be entitled to exercise any voting and other consensual rights relating or pertaining to the Collateral or any part thereof provided, however, that no vote shall be cast or consent, waiver or ratification given or action taken that would be inconsistent with or violate any provision of this Agreement or any other Transaction Document.  Upon the occurrence and during the continuance of an Event of Default, at the sole option of JTF, all voting rights shall thereupon become vested in JTF or its assignee, who shall thereupon have the sole right to exercise or to assign the right to exercise such voting and other consensual rights.

Section 4.02 DIVIDENDS; DISTRIBUTIONS. Until an Event of Default occurs and is continuing, Pledgor shall be entitled to receive, retain and use any and all dividends, distributions and other payments paid in respect of the Collateral to the extent not otherwise prohibited hereby or by any other Transaction Documents; provided, however, that any and all

(a) dividends, distributions and other amounts paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any of the Collateral;

(b) dividends or distributions hereafter paid or payable in cash in respect of any of the Collateral in connection with a partial or total liquidation or dissolution; and

(c) cash paid, payable or otherwise distributed in redemption of, or in exchange for, Pledgor's portion of the Collateral; shall be, and shall be forthwith delivered to JTF to hold as, Collateral and shall, if received by such Pledgor, be received in trust for the benefit of JTF, be segregated from the other property or funds of such Pledgor and be forthwith delivered to JTF as Collateral in the same form as so received (with any necessary endorsement).

Section 4.03 EXERCISE OF RIGHTS.  Upon the occurrence and during the continuance of an Event of Default:

(i) JTF shall, without notice to Pledgor, transfer or register in the name of JTF or any of its nominees any or all certificates, if any, of the Collateral held by JTF hereunder, and JTF or its nominee may thereafter, after delivery of notice to each Pledgor, exercise all voting and other rights with respect to the Collateral (in each such case whether exercisable at any meeting of the Company or by written consent or otherwise) and any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Collateral, as if it were the absolute owner thereof, including, without limitation, the right to exchange at its discretion any and all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Company or upon the exercise by Pledgor or JTF of any right, privilege or option pertaining to any certificates of the Collateral, and in connection therewith, to deposit and deliver any and all of the Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but JTF shall have no duty to exercise any of the aforesaid rights, privileges or options, and JTF shall not be responsible for any failure to do so or delay in so doing.

(ii) All rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 4.01 hereof and to receive the dividends, distributions and other payments which it would otherwise be authorized to receive and retain pursuant to Section 4.02 hereof shall cease, and all such rights shall thereupon become vested in JTF which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Collateral such dividends, distributions and other payments.

(iii) All dividends, distributions or other payments which are received by Pledgor contrary to the provisions of this Article shall be received in trust for the benefit of JTF, shall be segregated from other funds of Pledgor, and shall be forthwith paid over to JTF as Collateral in the same form as so received (with any necessary endorsement).

(iv) Pledgor shall execute and deliver (or cause to be executed and delivered) to JTF all such instruments as JTF may reasonably request for the purpose of enabling JTF to exercise the voting and other rights which it is entitled to exercise pursuant to this Article and to receive the dividends, distributions or other payments which it is entitled to receive and retain pursuant to this Article.

Section 4.04 JTF APPOINTED ATTORNEY-IN-FACT.  Pledgor hereby irrevocably designates, makes, constitutes and appoints JTF Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in JTF's discretion, to take any action and to execute any agreement, document or instrument which JTF may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a) upon the occurrence and during the continuance of an Event of Default, to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for monies due and to become due under or in connection with the Collateral;

(b) upon the occurrence and during the continuance of an Event of Default, to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection therewith; and

(c) upon the occurrence and during the continuance of an Event of Default, to file any claims or take any action or institute any proceedings that JTF may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of JTF with respect to any of the Collateral.

Section 4.05 PERFORMANCE BY JTF OF PLEDGOR'S OBLIGATIONS.  If Pledgor fails to perform or comply with any of the agreements contained herein and JTF itself shall cause performance of or compliance with such agreement, the expenses of JTF shall be payable by Pledgor to JTF on demand and shall constitute Obligations secured by this Agreement.

Section 4.06 POSSESSION; REASONABLE CARE.  The powers conferred on JTF hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the safe custody of any Collateral in its possession and the accounting for monies actually received by it hereunder, JTF shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.  JTF shall hold in its possession all Collateral pledged, assigned or transferred hereunder, except as from time to time any documents or instruments may be required for recordation or for the purpose of enforcing or realizing upon any right or value thereby represented.  JTF may, from time to time, in its sole discretion, appoint one or more agents to hold physical custody, for the account of JTF, of any or all of the Collateral.  JTF shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which JTF accords its own property, it being understood that JTF shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not JTF has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

Section 4.07 RELEASE OF COLLATERAL.  Upon the timely attainment of the Target or if the Minimum Offering is not attained by March 31, 2009, the parties hereto shall notify the Escrow Agent, as such term is defined in the Escrow Agreement, to such effect in writing.  Upon receipt of such written notice, the Escrow Agent shall return to the party designated in the notice the Transfer Documents and the certificates representing the Pledged Securities.  Notwithstanding anything to the contrary contained herein, upon the timely attainment of the Target or if the Minimum Offering is not attained by March 31, 2009, this Agreement and JTF’s security interest and rights in and to the Pledged Securities shall terminate..

ARTICLE V.
DEFAULT

Section 5.01 EVENT OF DEFAULT.  Each of the following shall be deemed an "Event of Default":

(a) A failure by the Company to timely attain the Target;

(b) Any representation or warranty made by Pledgor in this Agreement is false, misleading, or erroneous in any material respect on the date when made; or

(c) Pledgor shall fail to perform, observe, or comply with any covenant, agreement or term contained in this Agreement and such failure continues, without cure, for twenty (20) days after written notice to Pledgor.

Section 5.02 RIGHTS AND REMEDIES.  Upon the occurrence of an Event of Default, and subject to the notice and opportunity to cure (if any), JTF, on behalf of the Investors, shall have the following rights and remedies:

(i) JTF may declare that the Obligations have not been attained, without demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or any other notice whatsoever, all of which are hereby expressly waived by Pledgor;

(ii) In addition to all other rights and remedies granted to JTF in this Agreement and in any other instrument or agreement securing, evidencing, or relating to the Obligations, JTF shall have all of the rights and remedies of a secured party under the Uniform Commercial Code in force in the State of New York as of the date of this Agreement.  Without limiting the generality of the foregoing, JTF may (A) without demand or notice to Pledgor, collect, receive, or take possession of the Collateral or any part thereof, (B) sell or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at JTF's offices or elsewhere, for cash or on credit, and/or (C) bid and become a purchaser at any sale free of any right or equity of redemption in Pledgor, which right or equity is hereby expressly waived and released by Pledgor.  Upon the request of JTF, Pledgor shall assemble the Collateral and make it available to JTF at any place designated by JTF.  Pledgor agrees that JTF shall not be obligated to give more than five (5) days written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters.  JTF shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given.  JTF may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned;

(iii) JTF may cause any or all of the Collateral held by it to be transferred into the name of JTF or the name or names of JTF's nominee or nominees;

(iv) JTF may cause any or all of the Collateral held by it to be transferred, pro rata, into the names of the Investors;

(v) JTF shall be entitled to receive all cash and non-cash dividends payable in respect of the Collateral;

(vi) JTF shall have the right, but shall not be obligated to, exercise or cause to be exercised all voting rights and corporate powers in respect of the Collateral, and Pledgor shall deliver to JTF, if requested by JTF, irrevocable proxies with respect to the Collateral in form satisfactory to JTF;

(vii) Pledgor hereby acknowledges and confirms that JTF may be unable to effect a public sale of any or all of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obligated to agree, among other things, to acquire any shares of the Collateral for their own respective accounts for investment and not with a view to distribution or resale thereof.  Pledgor further acknowledges and confirms that any such private sale may result in prices or other terms less favorable to Pledgor or other seller than if such sale were a public sale and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner, and JTF shall be under no obligation to take any steps in order to permit the Collateral to be sold at a public sale.  JTF shall be under no obligation to delay a sale of any of the Collateral for any period of time necessary to permit any issuer thereof to register such Collateral for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws.  Pledgor hereby waives any claims against JTF arising by reason of the fact that the price at which the Collateral may have been sold at such private sale was less than the price which might have been obtained at a public sale or was less than the Obligations even if JTF accepts the first offer received and does not offer the Collateral to more than one offeree (and JTF or an affiliate of JTF may be the only offeree and the purchaser of the Collateral); and

(viii) On any sale of the Collateral, JTF is hereby authorized to comply with any limitation or restriction compliance with which is necessary, in the view of JTF's counsel, in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser or purchasers by any applicable governmental authority.

Section 5.03 SECURITY INTEREST ABSOLUTE.  All rights of JTF hereunder and in and to the Collateral, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:

(a) any lack of validity or enforceability of the Convertible Note, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other amendment or waiver  of or any consent to any departure from this Agreement or any other agreement or  instrument; or

(c) any sale, exchange, release or nonperfection of any other collateral, or any release of any guarantor or any person liable in any manner for the collection of any of the Obligations or any amendment or waiver of or consent to or departure from the Convertible Note or any guaranty for all or any of the Obligations.

Section 5.04 WAIVER AND CONSENT.

(a) Pledgor consents and agrees that JTF may in its absolute and sole discretion, at any time and from time to time, without notice or demand, and without affecting the enforceability or security hereof: (i) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Collateral or any part thereof; (ii) receive and hold additional security or guaranties for the Obligations or any part thereof; (iii) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer or enforce any security or guarantees and apply any security and direct the order or manner of sale thereof; (iv) release any person from any personal liability with respect to the Obligations or any part thereof; and (v) settle, release on terms satisfactory to JTF or by operation of applicable laws or otherwise liquidate or enforce any Obligations and any security or guaranty in any manner, and consent to the transfer of any security.

(b) Upon the occurrence and during the continuance of an Event of Default, and subject to the notice and opportunity to cure, if any, hereunder, JTF may enforce this Agreement independently from any other document and independently of any other remedy, security or guaranty JTF at any time may have or hold in connection with the Obligations, and it shall not be necessary for JTF to marshal assets in favor of Pledgor or any other person or to proceed upon or against and/or exhaust my other security or remedy before proceeding to enforce this Agreement.  Pledgor expressly agrees that JTF may proceed against any or all of the Collateral or guaranties for the Obligations in such order and in such manner as it shall determine in its sole and absolute discretion.  JTF may file a separate action or actions against Pledgor, whether action is brought or prosecuted with respect to any other security or against any other person, or whether any other person is joined in any such action or actions.  Pledgor expressly waives the benefit of any statute(s) of limitations affecting its liability hereunder or the enforcement of the Obligations or the lien or security interest created or granted herein.

(c) Pledgor expressly waives any and all defenses now or hereafter arising or asserted by reason of (i) the failure of priority of any security for the Obligations (ii) any failure of JTF to give notice of sale or other disposition of any property securing the Obligations to Pledgor or any other person or any defect in any notice that may be given in connection with any sale or disposition of any property securing the Obligations, (iii) any failure of JTF to comply with applicable laws in connection with the sale or other disposition of any property securing the Obligations, including, without limitation, any failure of JTF to conduct a commercially reasonable sale or other disposition of any property securing the Obligations, (iv) any act or omission of JTF or others that directly or indirectly results in or aids the discharge or release of the Obligations or any other security or guaranty therefor by operation of law or otherwise, (v) any law that provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or that reduces a surety's or guarantor's obligation in proportion to the principal's obligation, (vi) any failure of JTF to file or enforce a claim in any bankruptcy or other proceeding with respect to any person, (vii) the election by JTF, in any bankruptcy proceeding of any person, of the application or nonapplication of Section 1111(b)(2) of the United States Bankruptcy Code, (viii) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code, (ix) any use of cash collateral under Section 363 of the United States Bankruptcy Code, (x) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any person, (xi) the avoidance of any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding of any Person, including any discharge of, or bar or stay against collecting, all or any of the Obligations in or as a result of any such proceeding, or (xii) any action taken by JTF that is authorized by this Section or any other provision of the Guarantee.

ARTICLE VI.
MISCELLANEOUS

Section 6.01 EXPENSES; INDEMNIFICATION.  Pledgor agrees to pay on demand all costs and expenses incurred by JTF in connection with the preparation, negotiation, and execution of any and all amendments, modifications, and supplements hereto.  Pledgor agrees to pay and to hold JTF harmless from and against all excise, sales, stamp, or other taxes and all fees payable in connection with this Agreement or the transactions contemplated hereby, and agree to hold JTF harmless from and against any and all present or future claims or liabilities with respect to or resulting from Pledgor performing or delaying in performing their obligations under this Agreement.

Section 6.02 NO WAIVER; CUMULATIVE REMEDIES.  No failure on the part of JTF to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.  The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

Section 6.03 SUCCESSORS AND ASSIGNS.  This Agreement shall be binding upon and inure to the benefit of Pledgor and JTF and their respective heirs, successors, and assigns, except that Pledgor may not assign any of its rights or obligations under this Agreement without the prior written consent of JTF in its sole discretion.  JTF may assign this Agreement to any assignee or transferee.

Section 6.04 AMENDMENT; ENTIRE AGREEMENT.  This Agreement embodies the entire agreement among the parties hereto and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof.  The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto.

Section 6.05 NOTICES.  Any notice, consent, or other communication required or permitted to be given under this Agreement to JTF or Pledgor must be in writing and delivered in person, or mailed by registered or certified mail, return receipt requested, postage prepaid, or sent by facsimile transmission with evidence of receipt if also sent by registered or certified mail, return receipt requested, postage prepaid as follows:

To JTF:                              John Thomas Financial, Inc.
14 Wall Street, 5th Floor
New York, NY 10005
Attn:  Thomas Belesis
FAX:  (800) 598-9945

With a copy to:                   Meister Seelig & Fein LLP
Two Grand Central Tower
140 East 45th Street, 19th Floor
New York, New York 10017
Attn:  Mitchell Schuster, Esq.
FAX:  (212) 655-3535

To Pledgor:                        Kai Patterson
c/o Amber Ready, Inc.
101 Roundhill Drive, 2nd Floor
Rockaway, NJ 07866
FAX:  (973) 532-0794

with a copy to:                    Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, NY 10006
Attn:  Marc J. Ross, Esq.
FAX:  (212) 930-9725

Any such notice, consent, or other communication shall be deemed given when delivered in person, or if sent by facsimile transmission as provided above, on the day the transmission was received if before 5:00 p.m. local time that day (or on the next day, if received after 5:00 p.m. local time) or, if mailed, when duly deposited in the mails.

Section 6.06 CHOICE OF LAW.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflict of laws.  In any action between or among any of the parties, whether arising out of this Agreement or otherwise, each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts located in the City, County and State of New York.

Section 6.07 INTERPRETATION.  The parties hereto have participated jointly in the negotiating and drafting of this Agreement.  If an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

Section 6.08 HEADINGS.  The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

Section 6.09 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.  All representations and warranties made in this Agreement or in any certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement, and no investigation by JTF shall affect the representations and warranties made by Pledgor or the right of JTF to rely upon them.

Section 6.10 EXECUTION.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof.

Section 6.11 SEVERABILITY.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE.]

IN WITNESS WHEREOF, the undersigned have executed this Pledge and Security Agreement as of the date first written above.

"Pledgor"

KAI PATTERSON

By:	/s/ KAI PATTERSON
Name
Title

"JTF"

JOHN THOMAS FINANCIAL, INC.

By:	/s/ THOMAS BELESIS
Thomas Belesis
Chief Executive Officer

SCHEDULE A

Pledged Securities

Certificate Number	Registered Owner	Number of Shares
1242	Kai D. Patterson	13,814,000